                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

|X| Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14(a)-11(c) or
    Section 240.14a-12

--------------------------------------------------------------------------------

                            PRIMA ENERGY CORPORATION
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------


Payment of Filing Fee (Check the appropriate box):

|X| No Fee Required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

    ----------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

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    (5) Total Fee Paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by the Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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







                            PRIMA ENERGY CORPORATION

                           1099 18TH STREET, SUITE 400
                             DENVER, COLORADO 80202
                                 (303) 297-2100

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 16, 2001

         Notice is hereby given that the Annual Meeting of Stockholders of Prima Energy Corporation, a Delaware corporation, will be convened at 3:00 p.m., Mountain Daylight Time, on Wednesday, May 16, 2001, in the Paris B Room, Hotel Monaco, 1717 Champa Street, Denver, Colorado, for the following purposes:

         1. To elect two (2) directors, as the Class I directors, for the term expiring in 2004 or until their respective successors shall be elected and qualified;

         2. To consider and vote upon a proposal to amend Article V of Prima's Certificate of Incorporation to increase the number of authorized shares of common stock from 18 million shares to 35 million shares;

         3. To consider and vote upon a proposal to approve the Prima Energy Corporation 2001 Stock Incentive Plan;

         4. To consider and vote upon a proposal to ratify the selection of Deloitte & Touche LLP to serve as independent auditors of Prima Energy Corporation, for fiscal 2001; and

         5. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

         Only stockholders of record at the close of business on April 6, 2001, are entitled to notice of and to vote at the Meeting.

         Stockholders are cordially invited to attend the meeting in person. Whether or not you plan to be present at the meeting, you are requested to sign and return the enclosed proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The giving of such proxy will not affect your right to vote in person, should you later decide to attend the meeting. Please date and sign the enclosed proxy and return it promptly in the enclosed envelope. Your vote is important.

                                             BY ORDER OF THE BOARD OF DIRECTORS



                                             SANDRA J. IRLANDO
                                             Corporate Secretary

Denver, Colorado
April 20, 2001

                                 PROXY STATEMENT

                            PRIMA ENERGY CORPORATION
                           1099 18TH STREET, SUITE 400
                             DENVER, COLORADO 80202
                                 (303) 297-2100

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 16, 2001

                                     GENERAL

         This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Prima Energy Corporation (hereinafter the "Company" or "Prima"), Suite 400, 1099 18th Street, Denver, Colorado 80202, to be used at the Annual Meeting of Stockholders (the "Meeting") to be held in the Paris B Room, Hotel Monaco, 1717 Champa Street, Denver, Colorado, on Wednesday, May 16, 2001, at 3:00 p.m., for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed Proxy Card were sent to stockholders on or about April 20, 2001.

         All expenses for soliciting Proxies, including clerical work, printing and postage, will be paid by the Company. The Company will reimburse brokers and other persons holding stock in their names, or in the name of nominees, for their expenses in sending Proxy materials to principals and obtaining their Proxies. In addition to solicitations by mail, officers, directors and employees of the Company may solicit Proxies by telephone or by personal interviews. Such persons will receive no additional compensation for such services.

         Shares represented by a properly executed Proxy will be voted at the Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the stockholder's shares will be voted as recommended by the Board of Directors. A Proxy may be revoked at any time by a stockholder before it is exercised by giving written notice to the Secretary of the Company or by signing and delivering a Proxy which is dated later, or if the stockholder attends the Meeting in person, by either notice of revocation to the inspectors of election at the Meeting or by voting at the Meeting.

                                QUORUM AND VOTING

         Only stockholders of record at the close of business on April 6, 2001, will be entitled to vote at the Meeting. On that date, there were issued and outstanding 12,731,373 shares of the Company's $0.015 par value common stock ("Common Stock"), entitled to one vote per share. In the election of directors, cumulative voting is not allowed. There are no outstanding shares of preferred stock.

         The only matters that management intends to present at the Meeting are:
(a) the election of two directors as Class I directors for the term expiring in 2004, (b) the proposal to amend Article V of Prima's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 18 million shares to 35 million shares, (c) the proposal to approve the Prima Energy Corporation 2001 Stock Incentive Plan; and (d) the ratification of the selection of Deloitte & Touche LLP to serve as independent auditors of Prima for fiscal 2001. If any other matters or business are properly presented at the Meeting, the proxy holders will vote upon it in accordance with their best judgment.

         A majority of the outstanding Common Stock, present in person or by Proxy and entitled to vote, will constitute a quorum for the transaction of business at the Meeting. Under Delaware law and the Company's Certificate of Incorporation, if a quorum is present at the Meeting, the nominees for election as Class I directors who receive the greatest number of votes cast at the Meeting by the shares present in person or by Proxy and entitled to vote shall be elected as the Class I directors. The affirmative vote by the holders of a majority of the shares of Common Stock outstanding is required to adopt the amendment to Article V of Prima's Certificate of Incorporation. The affirmative vote by the holders of a majority of the shares of Common Stock present in person or by Proxy at the Meeting and entitled to vote on the subject matter is required to approve the Prima Energy Corporation 2001 Stock Incentive Plan and to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for fiscal 2001. In the election of the Class I directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting on Proposals 2, 3 or 4 on the Proxy Card or on any other matter presented at the Meeting will have the practical effect of voting against any such matter since it is one less vote for approval, while broker nonvotes on any such matter will not be considered "shares present" for voting purposes. At the 1999 and 2000 Annual Meeting of Stockholders, approximately 89% and 84% respectively of the then outstanding shares of the Company's Common Stock were present in person or by Proxy.

BENEFICIAL OWNERSHIP OF PRIMA'S COMMON STOCK

         The following table sets forth, as of March 15, 2001, the beneficial ownership of Prima's Common Stock (i) by each person or group of persons known by the Company to beneficially own more than 5% of the outstanding Common Stock,
(ii) the nominees as Class I director and each of the directors of Prima, (iii) the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and (iv) the nominees and all directors and executive officers as a group.

                                              Amount and Nature
Name and Address                                 of Beneficial              Percent
of Beneficial Owner                             Ownership(1)(2)            of Class
-------------------                         ---------------------          --------
Richard H. Lewis ...................            2,051,679(3)                15.48%
1099 18th Street, Suite 400
Denver, Colorado 80202

Robert E. Childress ................              278,836(4)                 2.19
1099 18th Street, Suite 400
Denver, Colorado 80202

James R. Cummings ..................                6,900                       *
2552 E. Alameda, #39
Denver, Colorado 80209

Douglas J. Guion ...................              158,659(5)                 1.25
P.O. Box 2756
Edwards, Colorado 81632

Catherine James Paglia .............                8,995(6)                    *
475 Fifth Avenue, Suite 1200
New York, New York 10017

George L. Seward ...................              419,158(7)                 3.29
2710 County Rd. No. 39
Yuma, Colorado 80759

Michael J. McGuire .................               18,073(8)                     *
1099 18th Street, Suite 400
Denver, Colorado 80202

Michael R. Kennedy .................                6,760(9)                     *
1099 18th Street, Suite 400
Denver, Colorado 80202

John H. Carpenter ..................               14,658(10)                    *
1099 18th Street, Suite 400
Denver, CO 80202

Robert G. James ....................            1,399,076(11)                10.99
80 Ludlow Drive
Chappaqua, New York 10514

Employee Stock Ownership Trust .....              459,000                     3.61
with Robert E. Childress and
Sandra J. Irlando as Trustees
1099 18th Street, Suite 400
Denver, Colorado 80202

All directors and executive
officers as a group (11 persons) ...            3,176,101(12)                23.68

*  Indicates less than 1%

----------

(1) Except as stated in the following notes, each person has sole voting and investment powers associated with the shares stated as beneficially owned by him.

(2) Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but not deemed outstanding for computing the percentage ownership of any other person.

(3) Includes 518,750 shares purchasable under stock options granted pursuant to the Prima Energy Corporation 1993 Stock Incentive Plan (the "Employee Plan"), 40,510 shares allocated to Mr. Lewis' account in the Employee Stock Ownership Trust ("ESOT") as a participant in the Employee Stock Ownership Plan ("ESOP"), 25,000 Shares owned by a family foundation, 206,390 shares owned by a family limited partnership and 161,867 shares owned by the wife and children of Mr. Lewis. Mr. Lewis disclaims beneficial interest of the shares owned by his wife and children, the family foundation, and the shares owned by the family limited partnership to which he has no pecuniary interest.

(4) Includes 10,125 shares purchasable under stock options granted pursuant to the Prima Energy Corporation Non-Employees Directors' Stock Option Plan (the "Directors Plan") and 385 unallocated shares held by the ESOT as to which Mr. Childress has shared voting and investment powers by virtue of being a Co-Trustee.

(5) Includes 10,125 shares purchasable under stock options granted pursuant to the Directors Plan.

(6) Includes 4,500 shares purchasable under stock options granted pursuant to the Directors Plan.

(7) Includes 10,125 shares purchasable under stock options granted pursuant to the Directors Plan and 540 shares owned by the wife of Mr. Seward. Mr. Seward disclaims beneficial ownership of the shares owned by his wife.

(8) Includes 16,500 shares purchasable under stock options granted pursuant to the Employee Plan and 1,573 shares allocated to Mr. McGuire's account in the ESOT as a participant in the ESOP.

(9) Includes 5,250 shares purchasable under stock options granted pursuant to the Employee Plan and 1,285 shares allocated to Mr. Kennedy's account in the ESOT as a participant in the ESOP.

(10) Includes 7,500 shares purchasable under stock options granted pursuant to the Employee Plan and 7,158 shares allocated to Mr. Carpenter's account in the ESOT as a participant in the ESOP.

(11) The number of shares and nature of beneficial ownership is based on information contained in Schedule 13D and Form 4 filed with the Securities and Exchange Commission. Includes 59,408 shares held by a family foundation. Mr. James disclaims beneficial ownership of the share held in the foundation.

(12) Includes 648,500 shares purchasable under stock options granted pursuant to the Employee Plan, 34,875 shares purchasable under stock options granted pursuant to the Directors Plan and 120,474 shares allocated to the ESOT accounts of individuals who are employee directors or officers of Prima.

                          ELECTION OF CLASS I DIRECTORS
                           (PROPOSAL 1 OF PROXY CARD)

         The Company's Certificate of Incorporation and Bylaws provide that the number of members of the Board of Directors shall be fixed by resolution of the Board. The size of the Board is currently set at six. The Company's Certificate of Incorporation also provides for the classification of the Board of Directors into three classes, as nearly equal in number as possible; each of which classes will serve for three years with one class being elected each year. Currently the number of directors in each of the three classes is two in Class I, two in Class II and two in Class III. The term of the Class I directors expires at the Meeting, the Class II directors at the 2002 Annual Meeting of Stockholders and the Class III directors at the 2003 Annual Meeting of Stockholders. The Board of Directors intends to submit two nominees (James R. Cummings and George L. Seward) at the Meeting as the Class I directors.

         The Company has no nominating or similar committee of its Board of Directors; therefore, it is the recommendation of the Board of Directors that the Board for the coming year, and until their successors have been duly elected and qualified, shall consist of a total of six (6) members. Unless authority is withheld, it is intended that the shares represented by your Proxy will be voted for the election of the nominees (James R. Cummings and George L. Seward) as the Class I directors. If these nominees are unable to serve for any reason, your Proxy will be voted for such persons as shall be designated by the Board of Directors to replace such nominees. The Board of Directors has no reason to expect that the nominees will be unable to serve.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR CLASS I DIRECTORS, JAMES R. CUMMINGS AND GEORGE L. SEWARD.

         Certain information concerning such nominees, as well as the other current directors, is set forth below:

                                                                                  Period of Service
                                                         Positions with              as Director          Class of
    Name                                      Age          the Company                or Officer          Director
    ----                                      ---        --------------           -----------------       --------
Richard H. Lewis .......................      51      Chairman of the Board,      Since April 1980        III(3)
                                                      Chief Executive Officer,
                                                      President, Chief
                                                      Financial Officer

Robert E. Childress ....................      53      Director                    Since October 1988      II (2)

James R. Cummings ......................      66      Director                    Since August 2000       I  (1)

Douglas J. Guion .......................      52      Director                    Since October 1988      II (2)

Catherine James Paglia .................      48      Director                    Since May 2000          III(3)

George L. Seward .......................      50      Director                    Since April 1980        I  (1)

----------

(1) Current term expires in 2001

(2) Current term expires in 2002

(3) Current term expires in 2003

         The following includes additional information concerning the Class I nominees for director and each of the director's business experience:

         Mr. Lewis founded Prima in April 1980 and has served as its Chairman of the Board, Chief Executive Officer and Chief Financial Officer since that time. He graduated from the University of Colorado in 1971 with a B.S. degree in Finance and Accounting. From 1971 until 1980, Mr. Lewis was employed as a certified public accountant with Arthur Andersen LLP, an international public accounting firm, serving as an audit manager since 1976. Mr. Lewis serves on the Advisory Council to the School of Business at the University of Colorado and is active in various civic and industry organizations. Mr. Lewis served as the natural gas producer appointed representative on a select panel which studied and reported to the Colorado legislature on electric restructuring in Colorado. In 2000, Mr. Lewis was inducted into the Ernst & Young Entrepreneur of the Year Hall of Fame. Mr. Lewis is the Chairman of the Board of Entre Pure Industries, Inc., a privately held company involved in the purified water and ice business.

         Mr. Childress has been a Director of Prima since October 1988. He served as Prima's Executive Vice President from October 1988 to April 1993, at which time he resigned as Executive Vice President to devote more time to volunteer activities. Mr. Childress holds a B.S. degree in Geophysical Engineering from the Colorado School of Mines. He worked for Cities Service Oil Company from 1970 to 1981 in various positions, including Regional Geophysical Manager in Houston and Manager of Planning for Worldwide Operations for the company's Energy Resource Group in Tulsa. Mr. Childress joined Golden Buckeye Petroleum Corporation ("GBPC") in 1981 and served as its President until that company merged with Prima in October 1988.

         Mr. Cummings has been a Director of Prima since August 2000. He served many years as a partner with Deloitte & Touche LLP ("Deloitte"). Mr. Cummings' career with Deloitte included serving as Partner-in Charge of the Denver tax department, National Industry Director of the U.S. Energy Resources Group and Partner-in-Charge of the National Special Acquisitions Group. Mr. Cummings served many of Deloitte's national oil and gas and other energy clients on industry, regulatory and tax matters. He also served as engagement partner on several litigation and regulatory engagements. Mr. Cummings has been a frequent speaker and author and has testified before Congressional and Treasury Department hearings involving the oil and gas industry. He has been involved in many professional activities including serving on the Board of the Independent Petroleum Association of America, the Colorado Society of Certified Public Accountants, the Petroleum Accountants Society of Colorado and the Denver Petroleum Club.

         Mr. Guion has been a Director of Prima since October 1988. In 1987, Mr. Guion founded Colorado Energy Minerals, Inc., a privately held oil and gas company owned by him and his family. He co-founded GBPC in 1980 and served as its Chairman of the Board until the merger with Prima in 1988. Prior to 1980, Mr. Guion spent 10 years as a co-owner and manager for various geological and geophysical consulting firms and in various other business enterprises, including home building and real estate. Mr. Guion holds a B.S. degree in Geophysical Engineering from the Colorado School of Mines. He is a Registered Professional Engineer, Registered Geophysicist and Certified Petroleum Geologist.

         Ms. Paglia has been a Director of Prima since May 2000. She has been a member of the Board of Directors of Enterprise Asset Management, Inc. since December 1997. Since June 1999, she has been working full time managing and overseeing investment opportunities for the privately held investment firm. She has been a director of Strategic Distribution, Inc., a publicly held industrial distribution business, since 1990, where she also served in various management capacities from January 1989 to April 1997. Ms. James served as Executive Vice President and Chief Financial Officer of Fine Host Corporation, a publicly held contract food service company, from April 1997 to September 1998. From January 1989 to April 1997, Ms. James served as a Managing Director of Interlaken Capital, Inc., a private investment firm, where she managed investment opportunities. From 1982 through 1988, she was employed by Morgan Stanley & Co. Incorporated, serving as a Managing Director in the corporate finance area during the last two years of her tenure. She has a B.A. from Carleton College in Northfield, MN and an M.B.A. from Harvard University.

         Mr. Seward has been a Director of Prima since April 1980. He served as Corporate Secretary from 1980 until 1988. He has been engaged in the farming and ranching business since his graduation from Colorado State University with a B.A. degree in 1972. Since 1975, Mr. Seward has owned and operated Seward Land and Cattle Company, a privately held company, as its majority stockholder and President.

         Fine Host Corporation, of which Ms. Paglia was Executive Vice President and Chief Financial Officer from April 1997 to September 1998, filed a Chapter 11 petition for reorganization under federal bankruptcy laws in January 1999.

OTHER EXECUTIVE OFFICERS

         The following paragraphs set forth certain information concerning executive officers who are not also directors of the Company:

         Michael J. McGuire, age 50, was named Executive Vice President of Exploration in July 1998. He was with Cities Service Oil Company, Exploration and Production Research, from 1973 to 1978 where he worked on exploration projects worldwide. In 1978, he joined Amoco Production Company, where he managed exploration and development projects throughout the Rocky Mountain states and in Africa. From 1986 to 1998 he operated McGuire Geological Consulting, LLC. Mr. McGuire received a B.S. degree in Geology from the University of Nebraska in 1972 and an M.S. degree in Geology from Oklahoma State University in 1975. He has been involved in many professional industry organizations. Mr. McGuire has served as an Associate Editor of the American Association of Petroleum Geologists. He has also served on the Board of Directors for the Potential Gas Committee and has served as Chairman of the Coalbed

Methane Committee and Vice President of the Western Region. He is a Certified Petroleum Geologist. Mr. McGuire is currently a member of the Board of Directors for White Crown Federal Credit Union, Denver.

         Michael R. Kennedy, age 40, has been Executive Vice President for Corporate Development since July 1998. Prior to joining Prima, Mr, Kennedy was employed by Ensign Oil & Gas, Inc. from January 1995 to July 1998 in various capacities, including Vice President - Asset Development and Corporate Planning. His experience includes serving as General Manager for Martin Exploration from 1992 to 1994, as well as investment banking with San Diego Securities and various engineering capacities with Sun Exploration & Production Company. Mr. Kennedy received a B.S. degree in Petroleum Engineering from Colorado School of Mines, an M.S. degree in Petroleum Engineering from USC, an MBA from Pepperdine University and completed doctoral studies (ABD) in Applied Mineral Economics from Colorado School of Mines. He is a member of the Board of Directors of the Colorado Oil & Gas Association and the Denver Petroleum Club.

         John H. Carpenter, age 45, has been Vice President of Marketing since April 1994. Mr. Carpenter has 20 years experience in the oil and gas industry, primarily in the marketing, sales and trading of natural gas. Prior to joining Prima, Mr. Carpenter was the Vice President of Barrett Fuels Corporation, a natural gas trading subsidiary of Barrett Resources Corporation, for four years. He also assisted in the initiation of natural gas trading activities for Public Service Company of Colorado in its wholly owned subsidiary, Fuel Resources Development Co., where he worked for eight years and was its Manager of Marketing. He received B.A. in Journalism and Master of Science in Administration degrees from the University of Denver.

         Sandra J. Irlando, age 49, has been Vice President of Accounting since June 1993 and Corporate Secretary since June 1994. Ms. Irlando has been Controller of Prima since 1988. She joined GBPC in 1985 as Tax Manager and became its Controller in 1987. Prior to joining GBPC, Ms. Irlando worked as a certified public accountant. She received a Bachelor of Science in Business Administration degree in Accounting from the University of Denver.

         G. Walter Lunsford, age 49, has been Vice President of Land since June 1993. He served as Secretary from October 1988 to June 1994 and was Land Manager of Prima from October 1988 to June 1993. He served as Secretary and Land Manager for GBPC from 1982 until 1988. Mr. Lunsford received a B.S. degree from Indiana University and is a Registered Professional Landman and member of the American Association of Professional Landmen.

         The officers of the Company hold office until their successors are appointed by the Board of Directors. All officers of the Company are employed on a full time basis. There are no other arrangements or understandings between any of the directors or officers and any other person pursuant to which he or she was or is to be selected as a director, nominee or officer.

         No family relationship exists between the nominees for Class I director or any of the directors and executive officers of the Company with the exception of Mr. Lunsford, who is the brother-in-law of Mr. Guion. In addition, neither the nominees for Class I director nor any of the directors is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act, with the exception of Ms. Paglia, who is a director of Strategic Distribution, Inc.

BOARD AND COMMITTEE MEETINGS

         The Board of Directors held six formal meetings during the year ended December 31, 2000. All directors attended at least 75 percent of the aggregate of the total number of meetings of the Board of Directors and the meetings of the Committees described below of which each respective director is a member. In addition to those meetings, certain business was conducted by unanimous written consent of the Board of Directors. The Company's officers have made a practice of keeping directors informed of corporate activities by personal meeting and telephone discussions and (as indicated above) directors ratify or authorize certain company actions through unanimous written consent actions.

         The audit committee of the Board of Directors consists of Ms. Paglia, Mr. Cummings and Mr. Seward. Its functions include recommending to the Board of Directors the independent auditors to be employed, discussing the scope of the independent auditors' examinations, reviewing the financial statements and independent auditors' report, soliciting recommendations from the independent auditors regarding internal controls and other matters, establishing guidelines for the Board of Directors review of related party transactions for potential conflicts of interest, making recommendations to the Board of Directors and other related tasks as requested by the Board of Directors. During the year ended December 31, 2000, the committee met formally three times.

         The compensation committee of the Board of Directors consists of Messrs. Childress, Cummings, Guion and Seward and Ms. Paglia. The committee has the authority to establish policies concerning compensation and employee benefits for all employees of the Company. The committee reviews and makes recommendations concerning the Company's compensation policies and the implementation of those policies and determines compensation and benefits for certain executive officers. During the year ended December 31, 2000, the committee met formally two times.

         At present, the Company has no nominating, executive or similar committees.

DIRECTOR COMPENSATION

         Non-employee directors receive an annual retainer, payable quarterly, of $10,000. In addition, non-employee directors receive $1,000 per Board meeting attended. This excludes meetings of committees and telephone meetings. Directors and members of committees of the Board of Directors who are employees of the Company, or its affiliates, are not compensated for their Board activities. Directors were reimbursed for travel expenses incurred for attending Board and committee meetings.

         The Company has a Non-Employee Directors' Stock Option Plan. The Plan provides for each non-employee director to receive options to purchase 22,500 shares of Prima Common Stock on the effective date of the Plan, or if later, upon election or appointment to the Board of Directors. On each subsequent anniversary date, each non-employee director receives additional stock options to purchase 5,625 shares of Common Stock. The exercise price is the fair market value on the date of grant. The options expire in ten years if not exercised, and vest 20% per year over five years.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years, to its Chief Executive Officer and the three executive officers whose salary and bonus exceeded $100,000 for the last fiscal year for services in their capacity as such.

                           SUMMARY COMPENSATION TABLE

                                                                                       Long-term
                                                        Annual Compensation          Compensation       All Other
   Name and                                            ---------------------         ------------     Compensation
   Principal Position                  Year            Salary          Bonus          Options(#)          (2)
   ------------------                  ----            ------          -----         ------------     ------------
Richard H. Lewis.................      2000          $ 373,333       $ 200,000            none         $ 8,000
  Chief Executive                      1999            333,336         350,000            none           8,000
  Officer, President, and              1998            260,004         100,000         225,000           8,000
  Chief Financial Officer

Michael J. McGuire...............      2000          $ 167,000       $  30,000            none         $ 8,000
  Executive Vice President             1999            154,000          15,000            none           7,800
  of Exploration                       1998(1)          75,000           5,000          78,750            none

Michael R. Kennedy...............      2000          $ 130,000       $  30,000            none         $ 6,813
  Executive Vice President             1999            125,000          10,000            none           6,250
  of Corporate Development             1998(1)          59,295               0          78,750            none

John H. Carpenter................      2000          $  95,800       $   7,500            none         $ 4,753
  Vice President of                    1999             94,000               0            none           4,685
  Marketing                            1998             91,200               0            none           4,965

(1) Mr. McGuire and Mr. Kennedy became employees and officers of Prima in July 1998.

(2) Amounts consist of allocations during each of the years under Prima's Employee Stock Ownership Plan ("ESOP"). The ESOP is qualified under
         Section 401(a) of the Internal Revenue Code of 1986, as amended, and is for the benefit of all eligible employees of the Company. Allocations to participants are made annually as of the last day of the plan's year, September 30, and are allocated among the participants in proportion to their eligible compensation for the year. Contributions are payable at a minimum rate of 5% of eligible salaries (consisting of salary, bonus, and, in the case of certain non-officer employees, overtime). Through September 30, 1993, the ESOP provided for contributions to be made quarterly and to be used to purchase Prima Common Stock on the open market. Effective October 1, 1993, the ESOP was amended to allow fully vested employees the option to direct the Plan Trustees to diversify a portion of their investment by selling a limited percent of Prima Common Stock each year and investing the proceeds, as well as their contributions, in various investment options. Plan participants become fully vested in the ESOP after six years of service to the Company. Mr. Lewis and Mr. Carpenter are both fully vested in the ESOP. Mr. McGuire and Mr. Kennedy are both 20% vested.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

         The following table sets forth information concerning each exercise of stock options during the year ended December 31, 2000 by the Company's Chief Executive Officer and the named executive officers and the fiscal year-end value of unexercised options held by each of them.

                           AGGREGATED OPTION EXERCISES
                        FOR YEAR ENDED DECEMBER 31, 2000
                           AND YEAR-END OPTION VALUES

                                                                                                   Value of Unexercised
                                                               Number of Unexercised              In-The-Money Options at
                                Shares            Value       Options at Year End(#)(2)                Year-End ($)(3)
                              Acquired on       Realized     --------------------------          --------------------------
           Name               Exercise(#)         ($)(1)     Exercisable  Unexercisable          Exercisable  Unexercisable
           ----               -----------       --------     -----------  -------------          -----------  -------------

Richard H. Lewis.........       10,000          $229,450       518,750       135,000             $16,365,396    $3,824,550
Michael J. McGuire.......       15,000           327,950        16,500        47,250                 447,315     1,280,948
Michael R. Kennedy.......       26,250           505,617         5,250        47,250                 138,810     1,249,290
John H. Carpenter........       15,000           320,701         7,500             0                 231,375             0

(1) Value realized equals the fair market value of the Common Stock on the date exercised less the exercise price, time the number of shares exercised. Fair market value is determined by the average of the high and low sales price for the date exercised.

(2) The total number of unexercised options held as of December 31, 2000, separated between those options that were exercisable and those options that were not exercisable.

(3) For all unexercised options held as of December 31, 2000, the aggregate dollar value of the excess of the market value of the stock underlying the options over the exercise price of those options. On December 31, 2000, the closing sale price of the Common Stock was $35.00 per share. For Mr. Lewis, the exercise price is $3.93 per share for 260,000 shares, all of which were exercisable, $4.41 per share for 168,750 shares, all of which were exercisable and $6.67 per share for 225,000 shares, of which 90,000 were exercisable. For Mr. McGuire, the exercise price is $7.89 per share for 63,750 shares, of which 16,500 were exercisable. For Mr. Kennedy, the exercise price is $8.56 per share for 52,500 shares, of which 5,250 were exercisable. For Mr. Carpenter, the exercise price is $4.15 per share for 7,500 shares, all of which were exercisable. The values are shown separately for those options which are exercisable, and those options that were not yet exercisable.

                                PERFORMANCE GRAPH

         The following graph shows the changes over the past five year period in the value of $100 invested in: (1) Prima Energy Corporation Common Stock; (2) the NASDAQ Market Index; and (3) a peer group consisting of all the crude petroleum and natural gas companies with stock trading on the NASDAQ Market within SIC code 1311, consisting of approximately 190 companies. The year end values of each investment are based on share price appreciation and assume that $100 was invested December 31, 1995 and that all dividends are reinvested. Calculations exclude trading commissions and taxes. The comparison in the graph is required by the SEC and, therefore, is not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                                    [GRAPH]

                                                                 As of December 31,
                                    ------------------------------------------------------------------------------
                                      1995          1996          1997          1998          1999          2000
                                    --------      --------      --------      --------      --------      --------

Prima Energy Corporation .....      $ 100.00      $ 172.45      $ 222.63      $ 145.79      $ 276.49      $ 903.98
Peer Group Index .............        100.00        132.97        134.78        107.96        131.87        167.53
NASDAQ Market Index ..........        100.00        124.27        152.00        214.39        378.12        237.66

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Childress served as the chairperson of the Compensation Committee and Messrs. Cummings, Guion, and Seward and Ms. Paglia served as members of the Compensation Committee during 2000. None of the committee members were officers or employees of the Company during 2000. No executive officer of the Company serves or served on the compensation committee of another entity during 2000 and no executive officer of the Company serves or served as a director of another entity who has or had an executive officer serving on the Board of Directors of the Company. Messrs. Childress, Guion and Seward have served as officers of the Company at various times prior to 2000. Mr. Guion is the brother-in-law of Mr. Lunsford, Vice President of Land for the Company. See "Certain Relationships and Related Transactions" below for information regarding a transaction in which both the Company and Mr. Guion participated.

                          COMPENSATION COMMITTEE REPORT

         Under rules established by the Securities and Exchange Commission, the Company is required to provide certain information regarding the compensation of its Chief Executive Officer and other executive officers whose salary and bonus exceed $100,000 per year. Disclosure requirements include a report explaining the rationale and considerations that lead to fundamental executive compensation decisions. The following report has been prepared to fulfill this requirement.

         The Compensation Committee ("Committee") of the Board of Directors sets and administers the policies that govern the annual compensation and long-term compensation of executive officers of the Company. The Committee consists of Messrs. Childress, Cummings, Guion, and Seward and Ms. Paglia, none of whom is an employee of the Company. The Committee makes all decisions concerning compensation of executive officers who receive salary and bonus in excess of $100,000 annually, determine the total amount of bonuses to be paid annually and grant all awards of stock options under the Company's Stock Incentive Plan. The Committee's policy is to offer executive officers competitive compensation packages that will permit the Company to attract and retain highly qualified individuals and to motivate and reward such individuals on the basis of the Company's performance.

         At present, the executive compensation package consists of base salary, cash bonus awards and long-term incentive opportunities in the form of stock options and an employee stock ownership plan. Executive salaries are reviewed by the Committee on an annual basis and are set for individual executive officers based on subjective evaluations of each individual's performance, the Company's performance and a comparison to salary ranges for executives of other companies in the oil and gas industry with characteristics similar to those of the Company. This allows the Committee to set salaries in a manner that is both competitive and reasonable within the Company's industry.

         Cash bonuses may be awarded on an annual basis for exceptional effort and performance. The use of a specific formula to evaluate management performance is not employed because it is difficult to define an appropriate formula and it restricts the flexibility of the Committee. The Committee considers the achievements of the Company, specifically including earnings for the year, return on stockholders' equity and growth in proved oil and natural gas reserves, in determining appropriate levels for bonus awards. Following a review of the Company's performance after the close of the 2000 fiscal year, in March of 2001 the Committee determined that cash bonuses should be awarded, set a total dollar limit for the bonus pool and awarded cash bonuses to the Company's Chief Executive Officer and the other named executive officers, based upon contribution to the Company's performance during the year.

         Stock options may be granted to key employees, including executive officers of the Company. Such stock based awards continue to be an important element of the executive compensation package because they aid in the objective of aligning the key employees' interests with those of the stockholders by giving key employees a direct stake in the performance of the Company. Decisions concerning the granting of stock options are made on the same basis as decisions concerning base salary and cash bonus awards as discussed above. No options were granted in 2000.

         The compensation of the Chief Executive Officer is largely dependent upon the overall performance of the Company as well as a comparison to compensation being paid by other comparable peer companies to their chief executive officers. For the year ended December 31, 2000, the base salary of the Chief Executive Officer of the Company, Richard H. Lewis, increased approximately 12 percent to $373,333 from $333,336. A cash bonus award for 2000 of $200,000 was paid in 2001. No options to purchase Common Stock were granted to Mr. Lewis in 2000.

                Compensation Committee of the Board of Directors:
                             Robert E. Childress, Chairperson
                             James R. Cummings
                             Douglas J. Guion
                             Catherine James Paglia
                             George L. Seward

                             AUDIT COMMITTEE REPORT

         The Audit Committee is composed of three non-employee directors. The Board of Directors has made a determination that the members of the Audit Committee satisfy the requirements of the NASD Stock Market as to independence, financial literacy and experience. The Audit Committee operates under a written charter approved by the full Board, a copy of which is attached hereto as Exhibit C. The Audit Committee is responsible for, among other matters, annually recommending the independent accountants to be appointed by the Board of Directors as auditors for the Company, reviewing the arrangements for and the results of the auditors examination of the Company's books and records, and auditors compensation. The committee also reviews the Company's accounting procedures, control systems and compliance activities.

REVIEW OF AUDITED FINANCIAL STATEMENTS WITH MANAGEMENT. The Audit Committee has reviewed and discussed the audited financial statements with the management of the Company.

REVIEW OF FINANCIAL STATEMENTS AND OTHER MATTERS WITH INDEPENDENT ACCOUNTANTS. The Audit Committee discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU
Section 380). The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP ("Deloitte"), the Company's independent accountants, required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with Deloitte the independent accountants' independence.

RECOMMENDATION TO INCLUDE FINANCIAL STATEMENTS IN ANNUAL REPORT. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

AUDIT FEES. The aggregate fees billed by Deloitte for the professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the year were $70,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION AND OTHER FEES. Deloitte performed no financial information systems design and implementation services during 2000. Deloitte also performed no internal audit or tax services in 2000.

                   Audit Committee of the Board of Directors:
                              Catherine James Paglia, Chairperson
                              James R. Cummings
                              George L. Seward

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain of the Company's directors and executive officers have participated, either individually or through entities which they control, in oil and gas prospects or properties in which the Company has an interest. These participations, which have been on a working interest basis, have been in prospects or properties originated or acquired by the Company. In some cases, the interests sold to affiliated and non-affiliated participants were sold on a promoted basis requiring these participants to pay a portion of the Company's costs. Each of the participations by directors and executive officers is believed to have been on terms no less favorable to the Company than it could have obtained from non-affiliated participants. Such participations create interests that may conflict with those of the Company. It is expected that joint participations with the Company will occur from time to time in the future. All participations by the officers and directors have and will continue to be approved by the disinterested members of the Board of Directors and are subject to standard industry operating agreements.

         At any point in time, there are receivables and payables with officers and directors that arise in the ordinary course of business as a result of result of participations in jointly held oil and gas properties. Amounts due to or from officers and directors resulting from billings of joint interest costs or receipts of production revenues on these properties are handled on terms pursuant to standard industry joint operating agreements which are no more or less favorable than these same transactions with unrelated parties. No officer or director owed amounts in excess of $60,000 during 2000.

         In June 2000, the Company acquired 26,680 net acres from a company controlled by a Mr. Guion, a director of Prima, for a negotiated price of $12 per net acre (a total cost to the Company of $320,000). Subsequent lease acquisitions by Prima were made at cost, including third party costs. Total cost of all leases acquired in 2000 from Mr. Guion was $376,000. All leases acquired were subject to an overriding royalty reserved by Mr. Guion and other entities controlled by him, of 3% or less, depending on the net revenue interest of the leases and proportionate to the working interest acquired. The transaction was approved by the disinterested members of the Board of Directors.

         The Company is a 6% limited partner in a real estate limited partnership which owns 22 acres of undeveloped land in Phoenix, Arizona. The land was acquired in 1987 and is held by the partnership for investment and capital appreciation. The Company has invested $256,668 in the partnership from inception. No funds have been invested since 1991. One of the general partners of the partnership is a company controlled by the brother of the Company's president. The Company participated on the same basis as the other limited partners. This transaction was approved by the disinterested members of the Board of Directors.

                              SECTION 16 REPORTING

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) filings.

         Based solely on its review of copies of such forms received by the Company or written representations that no Form 5's were required for those persons, the Company believes that, during the year ended December 31, 2000, its officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements except as noted below.

         Mr. Robert G. James, an owner of more than 10% of the outstanding Common Stock of Prima, failed to timely file six Form 4's during 2000 reporting purchases of 25,400 shares of Common Stock and sales of 75,400 shares of Common Stock. The Form 4's were all filed within 120 days of their due dates.

                   PROPOSED AMENDMENT TO ARTICLE V OF PRIMA'S
               CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER
                      OF AUTHORIZED SHARES OF COMMON STOCK
                           (PROPOSAL 2 ON PROXY CARD)

         The Board of Directors has adopted a resolution to amend Article V of the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from eighteen million (18,000,000) shares having a par value of $0.015 per share to thirty five million (35,000,000) shares with a par value of $0.015 per share and to submit the proposed amendment to a vote at the Meeting. Article V, as proposed to be amended, is set forth in its entirety as Exhibit A to this Proxy Statement, and the summary contained herein is qualified in its entirety by reference to Exhibit A.

         Article V of the Company's Certificate of Incorporation currently provides for authorized Preferred Stock of two million (2,000,000) shares having a par value of $0.001 per share and Common Stock of eighteen million (18,000,000) shares having a par value of $0.015 per share. The following table sets forth the respective number of authorized, outstanding, and reserved shares of Common Stock on March 15, 2001, and as adjusted to give effect to the respective number of shares of Common Stock that would be authorized, outstanding, and reserved if the Amendment to the Certificate of Incorporation and the proposal to approve the 2001 Stock incentive Plan were both approved at the Meeting. No shares of Preferred Stock have been issued.

                                                   Number of Shares
                                              --------------------------
                                                Actual       As Adjusted
                                              ----------     -----------
Authorized .............................      18,000,000      35,000,000
Outstanding ............................      12,731,373      12,731,373
Reserved for Stock Options .............       1,222,350       2,522,350
                                              ----------     -----------

Unissued and Unreserved ................       4,046,277      19,746,277
                                              ==========     ===========

         The Board of Directors of the Company believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders. The additional Common Stock will increase the number of authorized shares that are available for corporate purposes, including, for example, the declaration and payment of stock dividends to the Company's stockholders; stock splits; use in the financing of expansion or future acquisitions; issuance pursuant to the terms of stock option plans and other employee benefit plans, including the Company's existing stock option plans, as well as for use in other possible future transactions of a currently undetermined nature.

         Under Delaware law, the Board of Directors generally may issue authorized but unissued shares of Common Stock without stockholder approval. The Board of Directors does not currently intend to seek stockholder approval prior to any future issuance of additional shares of Common Stock except to the extent otherwise required by the Company's Certificate of Incorporation, by law or by the Nasdaq National Market or any securities exchange on which the Common Stock may be listed at the time. The authorization of additional shares of Common Stock will enable the Company, as the need may arise, to take timely advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with the holding of a special meeting of its stockholders or of waiting for the regularly scheduled Annual Meeting of Stockholders in order to increase the authorized capital. It is the belief of the Board of Directors that the delay necessary for stockholder approval of a specific issuance could be to the detriment of the Company and its stockholders. The Board of Directors does not intend to issue any shares of Common Stock except on terms which the Board deems to be in the best interest of the Company and its stockholders. Existing stockholders of the Company will have no pre-emptive rights to purchase any shares of Common Stock issued in the future. Depending on the terms thereof, the issuance of the shares of Common Stock may have a dilutive effect on the Company's then existing stockholders. Other than the shares of Common Stock which may be issued pursuant to the Company's 1993 Stock Incentive Plan, 2001 Stock Incentive Plan or Non-Employee Directors' Stock Option Plan, the Company currently has no plans, agreements or understandings to issue any shares of its authorized but unissued Common Stock.

         The additional shares of Common Stock to be authorized by adoption of the amendment would have identical rights to the currently outstanding shares of Common Stock of the Company. Adoption of the proposed amendment and issuance of the shares of Common Stock would not affect the rights of the holders of the currently outstanding Common Stock of the Company, except for the effects incidental to increasing the number of shares of the Company's Common Stock outstanding.

         Although the increase in authorized but unissued shares of Common Stock could, under certain circumstances, have the effect of deterring attempts to acquire control of the Company, the Company believes that the increase in the number of authorized shares is essential to the achievement of corporate objectives. The proposed amendment is not being presented as, nor is it part of, a plan to adopt a series of anti-takeover measures. Management of the Company is not presently aware of any pending or proposed takeover attempt.

         THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO ARTICLE V OF THE COMPANY'S CERTIFICATE OF INCORPORATION.

                PROPOSAL TO APPROVE THE PRIMA ENERGY CORPORATION
                            2001 STOCK INCENTIVE PLAN
                           (PROPOSAL 3 ON PROXY CARD)

GENERAL

         The Board of Directors of the Company adopted the Prima Energy Corporation 2001 Stock Incentive Plan ("2001 Stock Incentive Plan"), effective March 12, 2001, subject to stockholder approval at this Meeting. This plan is intended to replace the 1993 Stock Incentive Plan, as all 1,350,000 shares authorized for issuance under the 1993 Plan have either been issued upon exercise of options granted under the 1993 Plan, or have been reserved for issuance upon exercise of outstanding options. The complete text of the

2001 Stock Incentive Plan is set forth as Exhibit B to this Proxy Statement. The following discussion summarizes the principal provisions of the 2001 Stock Incentive Plan and is qualified in its entirety by reference to Exhibit B.

         The purpose of the 2001 Stock Incentive Plan is to provide continuing incentives to the key employees of the Company and its subsidiaries by encouraging such key employees to acquire new or additional share ownership in the Company, thereby increasing their proprietary interest in the Company's business and enhancing their personal interest in the Company's success. The following is a brief summary of the material provisions of the 2001 Stock Incentive Plan as proposed.

TYPE OF AWARDS. The 2001 Stock Incentive Plan provides for the granting of options to purchase Common Stock ("stock options") and the granting of options to receive payments based on the appreciation of Common Stock "(SARs"). Options granted pursuant to the 2001 Stock Incentive Plan may be designated by the Compensation Committee of the Board of Directors ("Committee") as either incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options ("NQOs"). Under the 2001 Stock Incentive Plan, a total of 1,300,000 shares of Common Stock are available for options. The market price of a share of Common Stock on March 15, 2001 was $29.75.

On March 12, 2001, NQOs covering a total of 59,500 shares were granted under the 2001 Stock Incentive Plan to Richard H. Lewis, the Company's president. All of these options were granted subject to receiving stockholder approval of the 2001 Stock Incentive Plan at this Meeting. No other options and no SARs have been granted under the 2001 Stock Incentive Plan.

ELIGIBLE PERSONS. The 2001 Stock Incentive Plan provides for discretionary grants to be made from time to time to those key employees of the Company or a subsidiary corporation who are so designated by the Committee. Key employees may include, but shall not necessarily be limited to, officers of the Company and any subsidiary; however, ISOs shall only be granted to key employees while actually employed by the Company or a subsidiary corporation.

STOCK OPTION PROVISIONS. ISOs may only be granted within ten years from the earlier of (i) March 12, 2001 or (ii) the date this Plan is approved by the stockholders of the Company. The option price of ISOs and NQOs shall be determined by the Committee at the time of Grant, but shall not be less than one hundred percent (100%) of the fair market value of a common share on the date of grant; however, if a key employee to whom an ISO is granted is, at the time of the grant of such option, an "owner" of more than ten percent (10%) of the total combined voting power of all classes of stock of the Company ("Substantial Shareholder"), the price per common share of such option, as determined by the Committee, shall not be less than one hundred ten percent (110%) of the fair market value of a common share on the date such option is granted.

The Committee shall determine when each stock option is to expire. No ISO shall be exercisable for a period of more than ten (10) years from the date upon which such option is granted. No ISO granted to an employee who is a Substantial Shareholder at the time of the grant of such option shall be exercisable after the expiration of five (5) years from the date of grant of such option. The Committee will require that, from and after the date of grant of any ISO granted under the Plan until the day three (3) months prior to the date such option is exercised, such optionee must be an employee of the Company or of a subsidiary corporation. There are no limitations on the term of an NQO.

The aggregate fair market value of the common shares first becoming subject to exercise as ISOs by a key employee during any given calendar year shall not exceed the sum of one hundred thousand dollars ($100,000). Such aggregate fair market value shall be determined as of the date such option is granted, taking into account, in the order in which granted, any other ISOs granted by the Company, or by a parent or subsidiary thereof.

STOCK APPRECIATION RIGHTS. A key employee granted SARs has the right to receive a payment in cash or stock of the Company based on the increase in the value of common shares occurring after the date of such grant. SARs may be granted to a key employee in tandem with a grant of stock options. SARs will be specifically granted upon terms and conditions specified by the Committee. Upon the exercise of SARs granted in tandem with stock options, the optionee is permitted to simultaneously exercise the stock options. Any stock options not simultaneously exercised by an optionee shall be canceled and automatically extinguished. No optionee shall be entitled to SAR rights solely as a result of the grant of a stock option to him.

EXPIRATION. Options which have become exercisable in accordance with their terms may be exercised at any time from time to time until they expire. ISOs expire not later than ten years after the date of the grant. Options are exercisable by an optionee's personal representative for a period of one year after date of death or total and permanent disability. Options expire, in most cases, on the effective date of termination of employment or, with the discretion of the Committee, within three months after normal or early retirement.

TAX CONSEQUENCES. Neither the Company nor the optionee will recognize taxable income or deduction from the grant or exercise of an ISO. When an optionee sells stock acquired upon exercise of an ISO, the optionee will be taxed at long-term capital gain rates if the stock has been held for at least one year and the option was granted at least two years prior to the date of sale ("Holding Period Requirements"). If the optionee fails to meet the Holding Period Requirements, the difference between the exercise price and the fair market value of the stock at the time of exercise will be taxable to the optionees as ordinary income and the Company will be entitled to a deduction for tax purposes equal to the amount of ordinary income recognized by the optionee if the Company complies with applicable reporting requirements. Although the optionee will not recognize taxable income upon the exercise of an ISO, the difference between the exercise price and fair market value of the shares at the time of exercise gives rise to an adjustment in calculating alternative minimum taxable income.

Neither the Company nor the optionee will recognize taxable income or deduction from the grant of an NQO. At the time of exercise of an NQO, the optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock. The Company will be entitled to a deduction for tax purposes in an amount equal to the ordinary income recognized by the optionee, if the Company complies with applicable tax withholding or reporting requirements.

An optionee exercising SARs will recognize ordinary taxable income in an amount equal to the cash or fair market value of the Company stock received by the optionee. The Company will be entitled to a deduction for tax purposes of the same amount, if in the case of stock, the company complies with applicable tax withholding or reporting requirements.

         THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE PRIMA ENERGY CORPORATION 2001 STOCK INCENTIVE PLAN.

      PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS AUDITORS
                           (PROPOSAL 3 ON PROXY CARD)

         The independent certified public accounting firm of Deloitte & Touche LLP has been engaged by the Company to audit the accounts and financial statements of the Company annually for the periods from its inception, April 11, 1980 through December 31, 2000.

         Although ratification by stockholders of the appointment of Deloitte & Touche LLP is not required by Delaware corporate law or the Company's Certificate of Incorporation or Bylaws, management feels a decision of this nature should be made with the consideration of the Company's stockholders. If stockholder approval is not received, management will reconsider the appointment.

         It is expected that a representative of Deloitte & Touche LLP will be present at the Meeting and will be given the opportunity to make a statement if he so desires. It is also expected that the representative will be available to respond to appropriate questions from stockholders.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001.

                                 OTHER BUSINESS

         The Board of Directors of the Company is not aware of any other matters that are to be presented at the Meeting, and it has not been advised that any other person will present any other matters for consideration at the Meeting. Nevertheless, if other matters should properly come before the Meeting, the stockholders present, or the person, if any, authorized by a valid Proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.

                DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR
                ANNUAL MEETING SCHEDULED TO BE HELD IN MAY, 2002

         Any proposal by a stockholder to be presented at the Company's Annual Meeting of Stockholders scheduled to be held in May 2002, must be received at the offices of the Company, Suite 400, 1099 18th Street, Denver, Colorado 80202, no later than December 15, 2001 in order to be considered for inclusion in the Company's Proxy Statement and form of Proxy for that meeting.

              ANNUAL REPORTS AND CONSOLIDATED FINANCIAL STATEMENTS

         You are referred to the Company's annual report, including consolidated financial statements, for the year ended December 31, 2000, enclosed herein for your information. The annual report is not incorporated in this Proxy Statement and is not to be considered part of the soliciting material.

                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            SANDRA J. IRLANDO
                                            Corporate Secretary

Denver, Colorado
April 20, 2001

                                                                       EXHIBIT A


                         PROPOSED AMENDMENT TO ARTICLE V
                       OF THE CERTIFICATE OF INCORPORATION
                           OF PRIMA ENERGY CORPORATION


                                    ARTICLE V

                            AUTHORIZED CAPITAL STOCK

The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares which the corporation shall have authority to issue is Thirty Seven Million (37,000,000); the total number of shares of Preferred Stock shall be Two Million (2,000,000) and each such share shall have a par value of $.001; and the total number of authorized shares of Common Stock shall be Thirty Five Million (35,000,000) and each such share shall have a par value of $.015.

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, including without limitation the rights with respect to dividends, conversion rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

                                                                       EXHIBIT B

                            PRIMA ENERGY CORPORATION
                            2001 STOCK INCENTIVE PLAN

                  1. General. This Stock Incentive Plan (the "Plan") provides key employees of Prima Energy Corporation, a Delaware corporation (the "Company"), with the opportunity to acquire or expand their equity interest in the Company by making available for award or purchase Common Stock, $.015 Par Value, of the Company ("Common Shares"), through the granting of options to purchase Common Shares ("Stock Options"), and the granting of options to receive payments based on the appreciation of Common Shares ("SARs"). Stock Options and SARs shall be collectively referred to herein as "Grants"; an individual grant of Stock Options, or SARs shall be individually referred to herein as a "Grant". It is intended that key employees may be granted, simultaneously or from time to time, Stock Options that qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or Stock Options that do not so qualify ("Non-qualified Stock Options"). No provision of the Plan is intended or shall be construed to grant employees alternative rights in any Incentive Stock Option granted under the Plan so as to prevent such Option from qualifying under Section 422 of the Code.

                  2. Purpose of the Plan. The purpose of the Plan is to provide continuing incentives to key employees of the Company and of any subsidiary corporation of the Company, by encouraging such key employees to acquire new or additional share ownership in the Company, thereby increasing their proprietary interest in the Company's business and enhancing their personal interest in the Company's success.

                  For purposes of the Plan, a "subsidiary corporation" consists of any corporation fifty percent (50%) of the stock of which is directly or indirectly owned or controlled by the Company and, to the extent permitted pursuant to Section 424 of the Code, a limited liability company which is wholly owned by a subsidiary corporation or the Company and which is treated as such for federal income tax purposes will be treated as part of such subsidiary corporation or the Company.

                  3. Effective Date of the Plan. The Plan shall become effective upon its adoption by the Board of Directors, subject to approval by holders of a majority of the outstanding shares of voting capital stock of the Company. If the Plan is not so approved within twelve (12) months after the date the Plan is adopted by the Board of Directors, the Plan and any Grants made hereunder shall be null and void. However, if the Plan is so approved, no further shareholder approval shall be required with respect to the making of Grants pursuant to the Plan, except as provided in Section 11 hereof.

                  4. Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, however described, or by any other committee selected by such Board of Directors by majority vote and composed of no fewer than two (2) members of such Board of Directors (the "Committee"). All members shall be "outside directors" as defined in treasury Regulation Section 1.162-27. No person shall be appointed to the Committee who, during the one-year period immediately preceding such person's appointment to the Committee, has received any Grants under the Plan or any similar stock option or stock incentive plan, other than a formula-based plan, maintained by the Company or any subsidiary corporation. A member of the Committee shall not be eligible to participate in this Plan while serving on the Committee.

                  A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present (or acts unanimously approved in writing by the members of the Committee) shall constitute binding acts of the Committee.

                  Subject to the terms and conditions of the Plan, the Committee shall be authorized and empowered:

                  (a) To select the key employees to whom Grants may be made;
                  (b) To determine the number of Common Shares to be covered by any Grant;
                  (c) To prescribe the terms and conditions of any Grants made under the Plan, and the form(s) and agreement(s) used in connection with such Grants, which shall include agreements governing the granting of Stock Options and/or SARs;
                  (d) To determine the time or times when Stock Options and/or SARs will be granted and when they will terminate in whole or in part;
                  (e) To determine the time or times when Stock Options and SARs that are granted may be exercised;
                  (f) To determine, at the time a Stock Option is granted under the Plan, whether such Option is an Incentive Stock Option entitled to the benefits of Section 422 of the Code;
                  (g) To establish any other Stock Option agreement provisions not inconsistent with the terms and conditions of the Plan or, where the Stock Option is an Incentive Stock Option, with the terms and conditions of Section 422 of the Code; and
                  (h) To determine whether SARs will be made part of any Grants consisting of Stock Options, and to approve any SARs made part of any such Grants pursuant to
                           Section 8 hereof.

All decisions or interpretations made by the Committee with regard to the Plan or any Option or SAR granted pursuant to the Plan will be binding and conclusive on the Company and the employees. No member of the Committee will be liable, in absence of bad faith, for any act or omission with respect to his service to the Committee.

                  5. Employees Eligible for Grants. Grants may be made from time to time to those key employees of the Company or a subsidiary corporation, who are designated by the Committee in its sole and exclusive discretion. Key employees may include, but shall not necessarily be limited to, officers of the Company and any subsidiary corporation; however, Stock Options intended to qualify as Incentive Stock Options shall only be granted to key employees while actually employed by the Company or a subsidiary corporation. The Committee may grant more than one Stock Option, with or without SARs, to the same key employee. No Stock Option shall be granted to any key employee during any period of time when such key employee is on a leave of absence.

                  6. Shares Subject to the Plan. The shares to be issued pursuant to any Grant made under the Plan shall be Common Shares. Either Common Shares held as treasury stock, or authorized and unissued Common Shares, or both, may be so issued, in such amount or amounts within the maximum limits of the Plan as the Board of Directors shall from time to time determine. In the event a SAR is granted in tandem with a Stock Option pursuant to Section 8 and such SAR is thereafter exercised in whole or in part, then such Stock Option or the portion thereof to which the duly exercised SAR relates shall be deemed to have been exercised for purposes of such Option, but may be made available for reoffering under the Plan to any eligible employee.

                  Subject to the provisions of the next succeeding paragraph of this Section 6 and the provisions of Section 7(h), the aggregate number of Common Shares that can be actually issued under the Plan shall be ONE MILLION THREE HUNDRED THOUSAND (1,300,000) Common Shares. The maximum number of Common Shares subject to Options granted to any single employee during any calendar year shall not exceed 200,000 shares, subject to adjustment in accordance with the provision of the next succeeding paragraph of the Section 6.

                  If, at any time subsequent to the date of adoption of the Plan by the Board of Directors, the number of Common Shares are increased or decreased, or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise): (i) there shall automatically be substituted for each Common Share subject to an unexercised Stock Option or SAR (in whole or in part) granted under the Plan, the number and kind of shares of stock or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged; and (ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to a Stock Option or SAR shall remain the same as immediately prior to such event. In addition to the foregoing, the Committee shall be entitled in the event of any such increase, decrease or exchange of Common Shares to make other adjustments to the securities subject to a Stock Option or SAR, the provisions of the Plan, and to any related Stock Option or SAR agreements (including adjustments which may provide for the elimination of fractional shares), where necessary to preserve the terms and conditions of any Grants hereunder.

                  7. Stock Option Provisions.

                  (a) General. The Committee may grant to key employees (also referred to as "optionees") Stock Options that either qualify as Incentive Stock Options under Section 422 of the Code or do not so qualify. However, any Stock Option which is an Incentive Stock Option shall only be granted within 10 years from the earlier of (i) the date this Plan is adopted by the Board of Directors of the Company; or (ii) the date this Plan is approved by the shareholders of the Company.

                  (b) Stock Option Price. The option price per Common Share which may be purchased under an Incentive Stock Option or a Non-qualified Stock Option under the Plan shall be determined by the Committee at the time of Grant, but shall not be less than one hundred percent (100%) of the fair market value of a Common Share, determined as of the date such Option is granted; however, if a key employee to whom an Incentive Stock Option is granted is, at the time of the grant of such Option, an "owner," as defined in Section 422(b)(6) of the Code (modified as provided in Section 424(d) of the Code) of more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (a "Substantial Shareholder"), the price per Common Share of such Option, as determined by the Committee, shall not be less than one hundred ten percent (110%) of the fair market value of a Common Share on the date such Option is granted. The fair market value of a Common Share shall be the last sale price per Common Share (or in the event there are no sales, then the average of the closing bid and asked prices per Common Share) on the Nasdaq National Market System on the date on which this option is granted. The day on which the Committee approves the granting of a Stock Option shall be considered the date on which such Option is granted.

                  (c) Period of Stock Option. The Committee shall determine when each Stock Option is to expire. However, no Incentive Stock Option shall be exercisable for a period of more than ten (10) years from the date upon which such Option is granted. Further, no Incentive Stock Option granted to an employee who is a Substantial Shareholder at the time of the grant of such Option shall be exercisable after the expiration of (5) years from the date of grant of such Option.

                  (d) Limitation on Exercise and Transfer of Stock Options. Except as otherwise provided herein, only the key employee to whom a Stock Option is granted may exercise such Option, except where a guardian or other legal representative has been duly appointed for such employee, and except as otherwise provided in the case of such employee's death. No Incentive Stock Option granted hereunder shall be transferable by an optionee other than by will or the laws of descent and distribution. The Committee may provide that an employee may transfer, without payment or consideration, any Stock Option other than an Incentive Stock Option to a member of such optionee's family, or to a trustee of any trust whose only beneficiaries are members of such optionee's family, or to any partnership whose only partners are members of such optionee's family and any such transferee may exercise such Option. No Stock Option granted hereunder may be pledged or hypothecated, nor shall any such Option be subject to execution, attachment or similar process.

                  (e) Employment, Holding Period Requirements For Certain Options. The Committee may condition any Stock Option granted hereunder upon the continued employment of the optionee by the Company or by a subsidiary corporation, and may make any such Stock Option immediately exercisable. However, the Committee will require that, from and after the date of grant of any Incentive Stock Option granted hereunder until the day three (3) months prior to the date such Option is exercised, such optionee must be an employee of the Company or of a subsidiary corporation, but always subject to the right of the Company or any such subsidiary corporation to terminate such optionee's employment during such period. Each Stock Option shall be subject to such additional restrictions as to the time and method of exercise as shall be prescribed by the Committee. Upon completion of such requirements, if any, a Stock Option or the appropriate portion thereof may be exercised in whole or in part from time to time during the option period; however, such exercise right(s) shall be limited to whole shares.

                  (f) Payment for Stock Option Price. A Stock Option shall be exercised by an optionee giving written notice to the Company of his intention to exercise the same, accompanied by full payment of the purchase price in cash or by check, or, with the consent of the Committee, in whole or in part with a surrender of Common Shares having a fair market value on the date of exercise equal to that portion of the purchase price for which payment in cash or check is not made. The Committee may, in its sole discretion, approve other methods of exercise for a Stock Option or payment of the option price, provided that no such method shall cause any option granted under the Plan as an Incentive Stock Option to not qualify under Section 422 of the Code, or cause any Common Share issued in connection with the exercise of an option not to be a fully paid and non-assessable Common Share.

                  (g) Certain Reissuances of Stock Options. To the extent Common Shares are surrendered by an optionee in connection with the exercise of a Stock Option in accordance with Section 7(f), the Committee may, in its sole discretion, grant new Stock Options to such optionee (to the extent Common Shares remain available for Grants), subject to the following terms and conditions:

         (i) The number of Common Shares shall be equal to the number of Common Shares being surrendered by the optionee;

         (ii) The option price per Common Share shall be equal to the fair market value of Common Shares, determined on the date of exercise of the Stock Options whose exercise caused such Grant; and

         (iii) The terms and conditions of such Stock Options shall in all other respects replicate such terms and conditions of the Stock Options whose exercise caused such Grant, except to the extent such terms and conditions are determined to not be wholly consistent with the general provisions of this Section 7, or in conflict with the remaining provisions of this Plan.

                  (h) Cancellation and Replacement of Stock Options and Related Rights. The Committee may, at any time or from time to time, permit the voluntary surrender by an optionee who is the holder of any outstanding Stock Options under the Plan, where such surrender is conditioned upon the granting to such optionee of new Stock Options for such number of shares as the Committee shall determine, or may require such a voluntary surrender as a condition precedent to the grant of new Stock Options. The Committee shall determine the terms and conditions of new Stock Options, including the prices at and periods during which they may be exercised, in accordance with the provisions of this Plan, all or any of which may differ from the terms and conditions of the Stock Options surrendered. Any such new Stock Options shall be subject to all the relevant provisions of this Plan. The Common Shares subject to any Stock Option so surrendered, and/or any Common Shares subject to any Stock Option that has lapsed, been forfeited, or been canceled and extinguished in connection with the exercise of a SAR, shall no longer be charged against the limitation provided in
Section 6 of this Plan and may again become shares subject to the Plan. The granting of new Stock Options in connection with the surrender of outstanding Stock Options under this Plan shall be considered for the purposes of the Plan as the granting of new Stock Options and not an alteration, amendment or modification of the Plan or of the Stock Options being surrendered.

              (i) Limitation on Exercisable Incentive Stock Options. The aggregate fair market value of the Common Shares first becoming subject to exercise as Incentive Stock Options by a key employee during any given calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). Such aggregate fair market value shall be determined as of the date such Option is granted, taking into account, in the order in which granted, any other incentive stock options granted by the Company, or by a parent or subsidiary thereof.

              8. Stock Appreciation Rights. A key employee may be granted the right to receive a payment based on the increase in the value of Common Shares occurring after the date of such Grant; such rights shall be known as Stock Appreciation Rights ("SARs"). SARs may be granted to a key employee in tandem with, and exercisable in lieu of exercising, a Grant of Stock Options. SARs will be specifically granted upon terms and conditions specified by the Committee, if the Company is the employer of the key employee, or by a subsidiary corporation subject to the Committee's approval, if such subsidiary corporation is the employer of the key employee. No optionee shall be entitled to SAR rights solely as a result of the grant of a Stock Option to him. Any such rights, if granted, may only be exercised by the holder thereof either with respect to all, or a portion, of the Stock Option to which it applies. When granted in tandem with a Stock Option, a SAR shall provide that the holder of a Stock Option shall have the right to receive an amount equal to one hundred percent (100%) of the excess, if any, of the fair market value of the Common Shares covered by such Option, determined as of the date of exercise of such SAR by the Committee over the price to be paid for such Common Shares under such Option. For purposes of this Section 8, the fair market value of a Common Share on the date of exercise of an SAR shall be the average of the closing sales price per Common Share on the NASDAQ National Market System for the 30 trading days ending on the last business day prior to the date of exercise of such SAR. The excess amount shall be payable by either the Company or the subsidiary corporation, whichever such corporation is the employer of the key employee, in one or more of the following manners, as determined by the Committee:
         (a)      cash (or check);
         (b) fully paid Common Shares having a fair market value equal to such amount; or
         (c)      a combination of cash (or check) and Common Shares.
In no event may any person exercise any SARs granted hereunder unless (i) such person is then permitted to exercise the Stock Option or the portion thereof with respect to which such SARs relate, and (ii) the fair market value of the Common Shares covered by the Stock Option, determined as provided above, exceeds the option price of such Common Shares. Upon the exercise of any SARs, the Stock Option, or that portion thereof to which such SARs relate, shall be canceled and automatically extinguished. A SAR granted hereunder shall be made a part of the Stock Option agreement to which such SAR relates, in a form approved by the Committee and not inconsistent with this Plan. The granting of a Stock Option or SAR shall impose no obligation upon the optionee to exercise such Stock Option or SAR. The Company's or a subsidiary corporation's obligation to satisfy SARs shall not be funded or secured in any manner. No SAR granted hereunder shall be transferable by the key employee granted such SAR, other than by will or the laws of descent and distribution.

                  After the Grant of a SAR, an optionee intending to rely on an exemption from Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") shall be required to hold such SAR for six (6) months from the date the price for such SAR is fixed to the date of cash settlement.

                  9. Termination of Employment. If a key employee ceases to be an employee of the Company and every subsidiary corporation, for a reason other than death, retirement, or permanent and total disability, his Grants shall, unless extended by the Committee on or before his date of termination of employment, terminate on the effective date of such termination of employment. Neither the key employee nor any other person shall have any right after such date to exercise all or any part of his Stock Options or SARs.

                  If termination of employment is due to death or permanent and total disability, then outstanding Stock Options and SARs may be exercised within the one (1) year period ending on the anniversary of such death or permanent and total disability. In the case of death, such outstanding Stock Options and SARs shall be exercised by such key employee's estate, or the person designated by such key employee by will, or as otherwise designated by the laws of descent and distribution. Notwithstanding the foregoing, in no event shall any Stock Option or SAR be exercisable after the expiration of the option period, and in the case of exercises made after a key employee's death, not to any greater extent than the key employee would have been entitled to exercise such Option or SAR at the time of his death.

                  Subject to the discretion of the Committee, in the event a key employee terminates employment with the Company and all subsidiary corporations because of normal or early retirement under the Company's Employee Stock Ownership Plan or any successor retirement plan, any then-outstanding Stock Options and/or SARs held by such key employee shall lapse at the earlier of the end of the term of such Stock Option or SAR, or three (3) months after the date of such retirement.

                  In the event an employee of the Company or one of its subsidiary corporations is granted a leave of absence by the Company or such subsidiary corporation to enter military service or because of sickness, his employment with the Company or such subsidiary corporation shall not be considered terminated, and he shall be deemed an employee of the Company or such subsidiary corporation during such leave of absence or any extension thereof granted by the Company or such subsidiary corporation.

                  10. Change of Control. Upon the occurrence of a Change of Control (as defined below), notwithstanding any other provisions hereof or of any agreement to the contrary, all Stock Options and SARs granted under this Plan shall become immediately exercisable in full.

                  For purposes of this Plan, a Change of Control shall be deemed to have occurred if: (i) a tender offer shall be made and consummated for the ownership of 40% or more of the outstanding voting securities of the Company;
(ii) the Company shall be merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 60% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation; (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary; or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act, shall acquire, other than by reason of inheritance, forty percent (40%) or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). In making any such determination, transfers made by a person to an affiliate of such person (as determined by the Board of Directors of the Company), whether by gift, devise or otherwise, shall not be taken into account. For purposes of this Plan, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) as in effect on the date hereof pursuant to the Exchange Act.

                  11. Amendments to Plan. The Committee is authorized to interpret this Plan and, from time to time, adopt any rules and regulations for carrying out this Plan that it may deem advisable. Subject to the approval of the Board of Directors of the Company, the Committee may at any time amend, modify, suspend or terminate this Plan. In no event, however, without the approval of shareholders, shall any action of the Committee or the Board of Directors result in:

                  (a) Materially amending, modifying or altering the eligibility requirements provided in Section 5 hereof;

                  (b) Materially increasing, except as provided in Section 6 hereof, the maximum number of shares subject to Grants; or

                  (c) Materially increasing the benefits accruing to participants under this Plan; except to conform this Plan and any agreements made hereunder to changes in the Code or governing law.

                  12. Investment Representation, Approvals and Listing. The Committee may, if it deems appropriate, condition its grant of any Stock Option hereunder upon receipt of the following investment representation from the optionee:

         "I agree that any Common Shares of Prima Energy Corporation which I may acquire by virtue of this Stock Option shall be acquired for investment purposes only and not with a view to distribution or resale, and may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by me unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to said Common Shares has become effective so as to permit the sale or other disposition of said shares by me; or
         (ii) there is presented to Prima Energy Corporation an opinion of counsel satisfactory to Prima Energy Corporation to the effect that the sale or other proposed disposition of said Common Shares by me may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to the said shares under the Securities Act of 1933, as amended."

                  The Company shall not be required to issue any certificate or certificates for Common Shares upon the exercise of any Stock Option or a SAR granted under this Plan prior to (i) the obtaining of any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; (ii) the admission of such shares to listing on any national securities exchange on which the Common Shares may be listed; (iii) the completion of any registration or other qualifications of the Common Shares under any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable or the determination by the Committee, in its sole discretion, that any registration or other qualification of the Common Shares is not necessary or advisable; and (iv) the obtaining of an investment representation from the optionee in the form stated above or in such other form as the Committee, in its sole discretion, shall determine to be adequate.

                  13. General Provisions. The form and substance of Stock Option agreements, and SAR agreements made hereunder, whether granted at the same or different times, need not be identical. Nothing in this Plan or in any agreement shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiary corporations, to be entitled to any remuneration or benefits not set forth in this Plan or such Grant, or to interfere with or limit the right of the Company or any subsidiary corporation to terminate his employment at any time, with or without cause. Nothing contained in this Plan or in any Stock Option agreement or SAR shall be construed as entitling any optionee to any rights of a shareholder as a result of the grant of a Stock Option or an SAR, until such time as Common Shares are actually issued to such optionee pursuant to the exercise of such Option or SAR. This Plan may be assumed by the successors and assigns of the Company. The liability of the Company under this Plan and any sale made hereunder is limited to the obligations set forth herein with respect to such sale and no term or provision of this Plan shall be construed to impose any liability on the Company in favor of any employee with respect to any loss, cost or expense which the employee may incur in connection with or arising out of any transaction in connection with this Plan. The cash proceeds received by the Company from the issuance of Common Shares pursuant to this Plan will be used for general corporate purposes. The expense of administering this Plan shall be borne by the Company. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Plan.

                  14. Termination of This Plan. This Plan shall terminate on the close of business in Denver, Colorado on March 11, 2011, and thereafter no Stock Options or Restricted Stock or SARs shall be granted hereunder. All Stock Options and SARs outstanding at the time of termination of this Plan shall continue in full force and effect according to their terms and the terms and conditions of this Plan.

                                                                       EXHIBIT C


                            PRIMA ENERGY CORPORATION
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

I. PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

     o Review and appraise the audit efforts of the Corporation's independent accountants.

     o Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as to anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant. The Audit Committee members shall meet the requirements of the NASD with respect to qualifications and independence.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

PRIMA ENERGY CORPORATION
AUDIT COMMITTEE CHARTER
PAGE 2

III. MEETINGS

The full Committee shall meet at least three times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet (either in person or telephonically) with the independent accountants and management quarterly to review the Corporation's financials (consistent with IV.3. below).

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

4. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

PRIMA ENERGY CORPORATION
AUDIT COMMITTEE CHARTER
PAGE 3

Financial Reporting Processes

7. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

8. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

9. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

Process Improvement

10. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

11. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

12. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

13. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate of time subsequent to implementation of changes or improvements, as decided by the Committee.)

Other

14. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

15. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

16. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

          PROXY
                                                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Prima Energy Corporation                   The undersigned hereby appoints Richard H. Lewis, Sandra J. Irlando and
1099 18th Street, Suite 400                G. Walter Lunsford as Proxies, or any one of them, each with the power
Denver, Colorado 80202                     to appoint his or her substitute, and hereby authorizes them to represent and to vote, as directed below, all the shares of common stock of Prima Energy Corporation held of record by the undersigned on
                                           April 6, 2001, at the Annual Meeting of Stockholders to be held on May
                                           16, 2001, or any adjournment thereof, hereby ratifying and confirming all that said Proxies may do or cause to be done by virtue thereof.

1. ELECTION OF CLASS I DIRECTOR:
   [ ]  FOR James R. Cummings, nominee as Class I Director       [ ] WITHHOLD AUTHORITY to vote for James R. Cummings,
                                                                     nominee as Class I Director.

   [ ]  FOR George L. Seward, nominee as Class I Director        [ ] WITHHOLD AUTHORITY to vote for George L. Seward,
                                                                     nominee as Class I Director.

2.  PROPOSAL TO AMEND ARTICLE V OF PRIMA'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
    SHARES OF COMMON STOCK FROM 18 MILLION SHARES TO 35 MILLION SHARES.

                                [ ] FOR           [ ] AGAINST          [ ] ABSTAIN

3. PROPOSAL TO APPROVE THE PRIMA ENERGY CORPORATION 2001 STOCK INCENTIVE PLAN.

                                [ ] FOR           [ ] AGAINST          [ ] ABSTAIN

4. PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF PRIMA ENERGY
   CORPORATION FOR FISCAL 2001.

                                [ ] FOR           [ ] AGAINST          [ ] ABSTAIN

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME
   BEFORE THE MEETING.







THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES SET FORTH IN PROPOSAL 1 AND FOR PROPOSALS
2, 3 AND 4.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee,
                                                                or guardian, please give full title as such. If a
                                                                corporation, please sign in full corporate name by
                                                                President or other authorized officer. If a
                                                                partnership, please sign in partnership name by
                                                                authorized person.

DATED                                    2001
      ----------------------------------


----------------------------------------                         -----------------------------------------------
PLEASE MARK, SIGN, DATE AND RETURN                               Signature
THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.
----------------------------------------                         -----------------------------------------------
                                                                 Signature, if held jointly